UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 22, 2007

STAR ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29323	87-43634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
317 Madison Avenue, New York New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 500-5006

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 of the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On August 22, 2007, the Board of Directors of Star Energy Corporation (the “Company”) elected Michael Kravchenko, 47, as Senior Vice President and Chief Financial Officer of the Company effective August 27, 2007. Mr. Kravchenko replaces Marcus Segal, who resigned as the Company's Chief Financial Officer, effective August 27, 2007. Mr. Segal remains a director of the Company.

        Mr. Kravchenko was co-owner, Chief Financial Officer and Treasurer of Yuse BT Enterprises, Inc., a restaurant and retail outlet, from March 2006 until he joined the Company after serving as a consultant to Yuse BT Enterprises, Inc. since December 2005. From August 2005 until October 2005, Mr. Kravchenko was Senior Vice President and Chief Financial Officer of the New York Racing Association, a non-profit racing association that operates horse racing tracks in New York State. From July 1999 until July 2004, Mr. Kravchenko served as Vice President and Chief Financial Officer of Daily Racing Form, Inc., a daily newspaper and online service that publishes past performance statistical information and editorial columns regarding horse racing in the United States. Prior thereto, from May 1993 until May 1999, Mr. Kravchenko served first as Vice President and Chief Financial Officer until 1996 and thereafter as Vice President – Operations of the City & Suburban Delivery Systems subsidiary of The New York Times Company. From October 1986 until May 1993, he served in various capacities for Simon & Schuster, Paramount Communications, Inc., a publisher of books and other media, initially serving in various accounting positions, including Manager of Cost Accounting, then as Business Manager and later as Vice President – Sales Administration and Business Management. From October 1985 until October, 1986, he served in various accounting positions with the CBS Publishing subsidiary of CBS, Inc. Mr. Kravchenko holds a B.S. degree in Accounting from Northeastern University. There is no family relationship between Mr. Kravchenko and any of the directors or executive officers of the Company.

        Mr. Kravchenko’s initial compensation is $150,000 per annum. On August 27, 2007, the date Mr. Kravchenko became an employee of the Company, he was granted an option to purchase 100,000 shares of the Company’s common stock under the Company’s 2007 Stock Option Plan (the “Plan”) at an exercise price of $0.58 per share, the closing market price of the Company’s common stock on that date. The option is to vest at the rate of one third of the number of shares initially subject to the option annually commencing August 27, 2008 and expires August 26, 2017, subject to potential earlier termination and vesting acceleration as provided in the Plan. The Company and Mr. Kravchenko are in the process of negotiating an employment agreement.

        There have been no, and there are no currently proposed, transactions in which the Company was or is to be a participant in which Mr. Kravchenko or any related person to Mr. Kravchenko had or will have a direct or indirect material interest. The terms “transactions,” “related person,” and “direct or indirect material interest” have the meanings afforded those terms under Item 404 of Regulation S-B promulgated by the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 27, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR ENERGY CORPORATION
Date: August 27, 2007	By: /s/ Leonid Blyakher
Leonid Blyakher, Vice President

EXHIBIT INDEX

Exhibits

99.1	Press Release dated August 27, 2007.